As filed with the Securities and Exchange Commission on January 24, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PLIANT THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-4272481
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

260 Littlefield Avenue

South San Francisco, California

94080 (650) 481-6770

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bernard Coulie, M.D., Ph.D.

President and Chief Executive Officer

Pliant Therapeutics, Inc.

260 Littlefield Avenue

South San Francisco, California 94080 (650) 481-6770

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sharon R. Flanagan, Esq.	Mike Ouimette, Esq.
Carlton Fleming, Esq.	General Counsel and Corporate Secretary
Sidley Austin LLP	Pliant Therapeutics, Inc.
555 California Street	260 Littlefield Avenue
Suite 2000	South San Francisco, California
San Francisco, California	94080
94104	(650) 481-6770
(415) 772-1200

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☒ 333-257684

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV(A) of Form S-3, the Registrant is filing this Registration Statement on Form S-3 to register the offer and sale of an additional $17,500,020 of its securities. This Registration Statement relates to the Registrant’s Registration Statement on Form S-3 (File No. 333-257684) (the “Prior Registration Statement”), initially filed on July 2, 2021, as amended and declared effective by the Securities and Exchange Commission on May 31, 2022. The required opinion and consents are filed herewith. The additional amount of securities that is being registered for offer and sale represents no more than 20% of the maximum aggregate offering price of the remaining securities available to be sold under the Prior Registration Statement. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

(a)

Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-3 (File No. 333-257684) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit Number	Description

5.1*	Opinion of Sidley Austin LLP

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (incorporated by reference from the signature page to the Registration statement on Form S-3, File No. 333-257684)

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of South San Francisco, State of California, on January 24, 2023.

PLIANT THERAPEUTICS, INC.

/s/ Bernard Coulie
By:	Bernard Coulie, M.D., Ph.D.
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bernard Coulie	President, Chief Executive Officer and Director (Principal Executive Officer)	January 24, 2023
Bernard Coulie, M.D., Ph.D.

/s/ Keith Cummings	Chief Financial Officer (Principal Financial and Accounting Officer)	January 24, 2023
Keith Cummings, M.D., MBA

*	Chairman of the Board, Director	January 24, 2023
Hoyoung Huh, M.D., Ph.D.

*	Director	January 24, 2023
Suzanne Bruhn, Ph.D.

*	Director	January 24, 2023
Gayle Crowell

*	Director	January 24, 2023
John Curnutte, M.D.

	Director	January 24, 2023
Katharine Knobil, M.D.

*	Director	January 24, 2023
David Pyott

*	Director	January 24, 2023
Smital Shah, MBA

*By:	/s/ Bernard Coulie
Name: Bernard Coulie, M.D., Ph.D.
Title: Attorney-in-Fact